UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 7, 2023

Portillo’s Inc.

(Exact name of registrant as specified in its charter)

Commission file number 1-40951

Delaware	87-1104304
(State of incorporation)	(I.R.S. Employer Identification No.)

2001 Spring Road, Suite 400

Oak Brook, IL 60523

(Address of principal executive offices)

(630) 954-3773

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value per share	PTLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

The Underwriting Agreement

Portillo’s Inc. (the “Company”) consummated an underwritten “synthetic secondary” public offering by the Company of 8,000,000 shares of its Class A common stock on March 10, 2023 (the “Offering”). In connection with the Offering, on March 7, 2023, the Company and PHD Group Holdings, LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as the underwriter (the “Underwriter”) for the purchase and sale of 8,000,000 shares of the Company’s Class A common stock. The Company granted the Underwriter a 30-day option to purchase up to an additional 1,200,000 shares of Class A common stock.

The Offering was made pursuant to an effective Registration Statement on Form S-3ASR (File No. 333-268340) filed by the Company with the Securities and Exchange Commission on November 14, 2022.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company and the Underwriter against certain liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated March 7, 2023, by and among Portillo’s Inc., PHD Group Holdings, LLC and Morgan Stanley & Co. LLC.

5.1	Opinion of Weil, Gotshal & Manges LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTILLO’S INC.

By:	/s/ Michelle Hook
Name:	Michelle Hook
Title:	Chief Financial Officer

Date: March 10, 2023